Exhibit 99.1

NEWS BULLETIN	RE: CLAIRE’S STORES, INC.
3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900
CLAIRE’S STORES, INC. REPORTS FISCAL 2008
FOURTH QUARTER AND FULL YEAR RESULTS
PEMBROKE PINES, Florida, April 3, 2008. Claire’s Stores, Inc., a leading specialty retailer offering value-priced jewelry and accessories, today reported its financial results for the fourth quarter of Fiscal 2008 as well as the full fiscal year, which ended February 2, 2008.
Fourth Quarter Results
The Company reported net sales of $447.4 million for the fourth quarter of Fiscal 2008 (13 weeks), a 5.3% decrease from the fourth quarter of Fiscal 2007 (14 weeks), which ended February 3, 2007. The decrease was primarily attributable to the inclusion of sales from a 53rd week in last year’s fourth fiscal quarter and a decline in our same store sales, partially offset by the growth in our new store base and foreign currency translation gains. Net sales would have declined 0.5% in the fourth quarter excluding the extra week of sales in Fiscal 2007.
Fourth quarter consolidated same store sales declined 5.0%, on a comparable 13 week period. While our average transactions per store decreased 7.9%, our average transaction value increased 3.0%. In North America, same store sales decreased 8.2% versus last year’s fourth fiscal quarter, with sales at our Claire’s stores declining less than at Icing. European same store sales increased by 1.6%, evidencing early results of the work being done to improve our European operations. Please note that we compute same store sales on a local currency basis, which excludes any impact from changes in foreign exchange rates.
Commenting on fourth quarter results, Chief Executive Officer Gene Kahn said, “Our Fiscal 2008 results reflect the difficult economic environment giving rise to a consumer pullback that is impacting retailers around the globe. Despite the shortfall in anticipated sales, the discipline with which we operated the business enabled us to improve merchandise margins and keep inventories fresh and forward looking.
Our primary Fiscal 2009 focus is on driving same store sales by improving the relevance of our product selection globally. To support this revenue focus, we have begun to implement several strategic changes that should begin to payback in the second half of this year. Recently, our management team has been markedly strengthened through the addition of several seasoned professionals with strong leadership and management skills. Organizational practices have been enhanced through improved management structure, more rigorous operating discipline and the introduction of new global processes. In Europe, we have begun a Pan-European Transformation Project that will enhance our expansion efforts by creating a buying, planning and allocation organization for all of Europe based in our Birmingham, U.K. facility. At the same time, a dedicated and singularly focused buying team for our Icing stores, targeting college students and young working women, combined with research and an implementation plan to reach the targeted customer, should position Icing for better future results. Simultaneously, we continue to demonstrate strong financial discipline and have stepped up our cost reduction efforts commensurate with the business downturn and retail environment.
Although the current state of the economy will impact our short-term performance, we believe that once these initiatives are implemented our financial performance will improve.”
Merchandise margin improved 120 basis points due to more disciplined assortment planning and improved inventory management. This improvement was more than offset by a 270 basis point increase in buying and occupancy expense, as a percent of sales, given the deleveraging effect of the decline in same store sales. These factors decreased gross margin to 53.8%, a 150 basis point decline.
Selling, general and administrative expenses increased 3.3% to $137.8 million in the fourth quarter of Fiscal 2008 compared to $133.4 million in last year’s comparable fiscal quarter. On a constant currency basis, SG&A would have decreased 0.2%.
Adjusted EBITDA in the 13 week fourth quarter of Fiscal 2008 was $114.7 million compared to $135.6 million in the 14 week fourth quarter of Fiscal 2007. The Company defines Adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, excluding the impact of transaction related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments.
At February 2, 2008 our $200 million revolving credit facility was undrawn and fully available aside from an ongoing $4.5 million letter of credit. Cash and cash equivalents were $86.0 million.
During the fourth quarter of Fiscal 2008, cash provided by operating activities was approximately $21.9 million, compared with cash provided by operating activities of $125.1 million during the fourth quarter of Fiscal 2007. The change in cash provided by operating activities was impacted by the interest expense associated with debt incurred to fund the acquisition. Capital expenditures during the fourth quarter of Fiscal 2008 were $15.8 million, of which $11.3 million related to store openings and remodeling projects. Capital expenditures during the fourth quarter of Fiscal 2007 were $18.4 million.
Fiscal 2008 Results
Fiscal 2008 (52 weeks) net sales increased 2.0% to $1,510.8 million from $1,481.0 million in Fiscal 2007 (53 weeks) and 3.6% on a comparable 52 week basis. Consolidated same store sales decreased 1.8% for the 52 week period ended February 2, 2008 compared to the 52 week period ended February 3, 2007. Fiscal 2008 (52 weeks) Adjusted EBITDA was $300.2 million compared to $332.2 million in Fiscal 2007 (53 weeks).

	February 2, 2008	November 3, 2007	February 3, 2007
Store Count as of:
North America	2,135	2,151	2,133
Europe	905	900	859

Subtotal Company-Owned	3,040	3,051	2,992

Joint Venture	198	202	193
Franchise	166	159	125

Subtotal Non-Owned	364	361	318

Total	3,404	3,412	3,310
During the fourth quarter of Fiscal 2008, we opened 16 stores in North America and closed 32. In Europe, we opened six stores and closed one during that same period. For the full fiscal year, we opened 73 stores in North America and closed 71, while opening 52 stores in Europe and closing six.
Conference Call Information
The Company will host its fourth quarter conference call on April 4, 2008, at 9:30 a.m. (EST). The call in number is 630-395-0260 and the password is “Claires.” A replay will be available through April 11, 2008. The replay number is 203-369-1871 and the password is 25247. The conference call is also being webcast and archived until April 11th on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Conference Calls” link located under “Financial Information” for a replay or download as an MP3 file.
Company Overview
Claire’s Stores, Inc. is a leading specialty retailer of value-priced jewelry and accessories for girls and young women through its two store concepts: Claire’s and Icing. While the latter operates only in North America, Claire’s operates internationally. As of February 2, 2008, Claire’s Stores, Inc. operated 3,040 stores in the United States, Canada, Puerto Rico, the Virgin Islands, the United Kingdom, Ireland, France, Switzerland, Austria, Germany, Spain, Portugal, Belgium, and the Netherlands. Claire’s Stores, Inc. operates through its subsidiary, Claire’s Nippon, Co., Ltd., 198 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. The Company also franchises 166 stores in the Middle East, Turkey, Russia, Poland, South Africa and Guatemala.
Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; general economic conditions such as inflation and increased energy costs; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales at historical rates; significant increases in our merchandise markdowns; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final GAAP adjustments; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our products, particularly regulations relating to the metal content in jewelry, and employment laws relating to overtime pay, tax laws and import laws; loss of key members of management; increases in the cost of labor; labor disputes; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007 and Form S-4/A filed with the SEC on January 18, 2008. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Annual Report on Form 10-K and Form 10-Q Equivalents are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
Marisa F. Jacobs, Vice President of Corporate Communications and Investor Relations
Phone: (212) 594-3127, Fax: (212) 244-4237 or Email at marisa.jacobs@claires.com

FOURTH FISCAL QUARTER
CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)

	Three Months Ended		Three Months Ended
	February 2, 2008		February 3, 2007
	Successor Entity		Predecessor Entity
Net sales	$447,376	100.0%	$472,307	100.0%
Cost of sales, occupancy and buying expenses	206,894	46.2	211,106	44.7

Gross profit	240,482	53.8	261,201	55.3

Other expenses (income):
Selling, general and administrative	137,840	30.8	133,410	28.2
Depreciation and amortization	21,853	4.9	15,452	3.3
Transaction-related costs	4,058	0.9	—	—
Other income	(1,382)	(0.3)	(1,570)	(0.3)

	162,369	36.3	147,292	31.2

Operating income	78,113	17.5	113,909	24.1
Interest expense (income), net	55,642	12.5	(3,384)	(0.7)

Income before income taxes	22,471	5.0	117,293	24.8
Provision for income taxes	7,211	1.6	30,821	6.5

Net income	$15,260	3.4%	$86,472	18.3%

FULL FISCAL YEAR
CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)

	Successor Entity	Predecessor Entity
			Twelve
	May 29, 2007	February 4,	Months
	through	2007	Ended
	February 2,	through	February 3,
	2008	May 28, 2007	2007
Net sales	$1,085,932	$424,899	$1,480,987
Cost of sales, occupancy and buying expenses	521,384	206,438	691,646

Gross profit	564,548	218,461	789,341

Other expenses (income):
Selling, general and administrative	358,353	154,482	481,979
Depreciation and amortization	61,451	19,652	56,771
Transaction-related costs	7,319	72,672	—
Other income	(3,088)	(1,476)	(3,484)

	424,035	245,330	535,266

Operating income (loss)	140,513	(26,869)	254,075
Interest expense (income), net	147,892	(4,876)	(14,575)

Income (loss) before income taxes	(7,379)	(21,993)	268,650
Provision for income taxes (benefit)	(8,020)	21,779	79,888

Net income (loss)	$641	$(43,772)	$188,762

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	Successor Entity	Predecessor Entity
	February 2, 2008	February 3, 2007
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$85,974	$340,877
Inventories	117,679	121,119
Prepaid expenses	37,315	35,565
Other current assets	37,658	41,081

Total current assets	278,626	538,642

Property and equipment:
Land and building	22,288	17,350
Furniture, fixtures and equipment	130,130	283,556
Leasehold improvements	211,163	288,499

	363,581	589,405
Less accumulated depreciation and amortization	(53,972)	(324,080)

	309,609	265,325

Intangible assets	777,130	51,582
Deferred financing costs	70,511	—
Other assets	71,754	34,775
Goodwill	1,840,867	200,942

	2,760,262	287,299

Total assets	$3,348,497	$1,091,266

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$56,089	$56,323
Current portion of long-term debt	14,500	—
Income taxes payable	12,191	35,102
Accrued interest payable	19,536	—
Accrued expenses and other liabilities	117,076	104,026

Total current liabilities	219,392	195,451

Long-term debt	2,363,250	—
Deferred tax liability	139,506	19,424
Deferred rent expense	10,572	26,125
Other liabilities	10,577	2,604

	2,523,905	48,153

Stockholders’ equity:
Preferred stock par value $1.00 per share; authorized 1,000,000 shares, issued and outstanding 0 shares (predecessor entity)	—	—
Class A common stock par value $0.05 per share; authorized 40,000,000 shares, issued and outstanding 4,869,041 shares (predecessor entity)	—	243
Common stock par value $0.05 per share; authorized 300,000,000 shares, issued and outstanding 88,202,733 shares (predecessor entity); par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares (successor entity)	—	4,410
Additional paid-in capital	601,201	75,486
Accumulated other comprehensive income, net of tax	3,358	33,956
Retained earnings	641	733,567

	605,200	847,662

Total liabilities and stockholders’ equity	$3,348,497	$1,091,266

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
EBITDA represents net income (loss) before provision for income taxes, interest income and expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. In addition, our calculation of Adjusted EBITDA is consistent with the equivalent measurement in the covenants for the indentures governing the senior notes.
EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP, are not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
Some of the limitations of EBITDA and Adjusted EBITDA are:
•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.
While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in calculation.
While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in filings we make with the SEC.

For the three and twelve month periods ended February 2, 2008 and February 3, 2007, a reconciliation of net income (loss) to EBITDA, EBITDA after rent related adjustments and Adjusted EBITDA is set forth in the following tables:
CLAIRE’S STORES, INC. AND SUBSIDIARIES
(UNAUDITED) (IN THOUSANDS)

	Three Months Ended	Three Months Ended
	February 2, 2008	February 3, 2007
Net income	$15,260	$86,472
Income tax	7,211	30,821
Interest expense	56,307	43
Interest income	(665)	(3,427)
Depreciation and amortization	21,853	15,452

Reported EBITDA	99,966	129,361

Book to cash rent adjustment (a)	1,534	1,775

EBITDA after rent related adjustment	101,500	131,136
Amortization of intangible assets (b)	524	348
Equity income (c)	397	(462)
Loss on retirement of property and equipment, net (d)	3,671	1,221
Stock compensation expense (e)	2,694	1,099
Legal settlement and related costs (f)	750	750
Consulting expenses (g)	—	265
Fixture leases (h)	363	412
Cost savings (i)	—	800
Management fee (j)	750	—
Transaction related costs (k)	4,058	—

Adjusted EBITDA	$114,707	$135,569

See the following page for related footnotes.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
(UNAUDITED) (IN THOUSANDS)

	Twelve Months Ended	Twelve Months Ended
	February 2, 2008	February 3, 2007
Net income (loss)	$(43,131)	$188,762
Income tax	13,759	79,888
Interest expense	150,403	118
Interest income	(7,387)	(14,693)
Depreciation and amortization	81,103	56,771

Reported EBITDA	194,747	310,846

Book to cash rent adjustment (a)	6,275	3,333

EBITDA after rent related adjustment	201,022	314,179

Amortization of intangible assets (b)	1,936	1,489
Equity income (c)	(766)	(937)
Loss on retirement of property and equipment, net (d)	5,271	2,361
Stock compensation expense (e)	6,802	7,080
Legal settlement & related costs (f)	950	2,000
Consulting expenses (g)	612	965
Fixture leases (h)	1,463	2,487
Cost savings (i)	930	2,531
Management fee (j)	2,000	—
Transaction related costs (k)	79,990	—

Adjusted EBITDA	$300,210	$332,155

The following footnotes relate to the tables on this and the prior page.
(a)	Represents the elimination of net non-cash rent expense, amortization of rent free periods and the inclusion of cash landlord allowances.

(b)	Represents the elimination of non-cash amortization of lease rights.

(c)	Represents the elimination of non-cash equity income related to our 50:50 joint venture with AEON Co. Ltd as well as a non-cash write-off of another joint venture investment.

(d)	Represents the elimination of non-cash losses or gains on store related property and equipment primarily associated with remodels, relocations and closures and a non-cash computer software write-off.

(e)	Represents the elimination of non-cash stock compensation expense.

(f)	Represents the elimination of a legal settlement and fees in connection with wage and hour class action litigation in California.

(g)	Represents the elimination of consulting expenses related to our European distribution center.

(h)	Represents the elimination of non-cash amortization expenses associated with synthetic leases of store fixtures. The Company has not entered into any new synthetic leases after 2001.

(i)	Reflects the adjustment of executive air travel and other costs to the Company’s estimate for such costs on a normalized basis and the estimated savings on directors’ and officers’ insurance reflective of the Company no longer being a public company. For purposes of estimating these savings, we have assumed an annual air travel budget of $250,000 for our senior executive officers.

(j)	Represents the management fee paid to Apollo Management and Tri-Artisan Capital Partners.

(k)	Transaction costs represent legal, financial advisory, compensation, severance and other Acquisition related expenses.